                                                                  EXHIBIT 10.14

[ZITEL LETTERHEAD]

March 15, 2000

Via Facsimile

Dazzle Multimedia, Inc.
45778 Northport Loop West
Fremont, CA 94538
Attention: Wasim Malik

RE:  SUBLEASE BETWEEN DAZZLE MULTIMEDIA, INC. AND ZITEL CORPORATION

Gentlemen:

Pursuant to that certain Sublease between Dazzle Multimedia, Inc., as subtenant ("Subtenant"), and Zitel Corporation, as sublandlord ("Sublandlord"), dated March 3, 2000 (the "Sublease"), Subtenant has agreed to sublease from Sublandlord certain premises (the "Subleased Premises") within the building located at 47211 Bayside Parkway, Fremont, California (the "Premises"), currently leased by Sublandlord, as tenant, from Renco Investment Company, as landlord ("Master Landlord"), pursuant to an Industrial Space Lease dated February 16, 1995, as amended (the "Master Lease").

As a condition of Master Landlord's consent to the Sublease, Master Landlord has required that Sublandlord and Subtenant execute a Consent to Sublease in the form attached hereto as Exhibit A (the "Consent"), which makes Subtenant liable for certain matters under the Master Lease for which Subtenant otherwise has no liability under the Sublease. Accordingly, Sublandlord agrees to indemnify, defend, protect, and hold Subtenant and Subtenant's partners, principals, members, employees, agents and contractors harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses whatsoever which may be brought or made by Master Landlord against Subtenant pursuant to the terms of
Section 3(b) of the Consent, but only to the extent that Subtenant is not otherwise responsible for such actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses under the terms of the Sublease.

This indemnity agreement shall be binding upon Sublandlord and Sublandlord's successors and assigns and shall inure to the benefit of Subtenant and Subtenant's successors and assigns.

Mr. Wasim Malik
March 15, 2000
Page Two


This letter may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Please sign this letter in the space provided below and return it to me via facsimile and Federal Express in order to confirm the agreement of the Subtenant to the foregoing. Thank you.

Sincerely,

ZITEL CORPORATION                                 ACCEPTED AND AGREED:

                                                  DAZZLE MULTIMEDIA, INC.


By:  /s/ ANNA M. MCANN                            By:  /s/ WASIM MALIK
     -------------------------                         -------------------------
     Anna McCann                                       Wasim Malik



cc:  Sean Morley
     Elizabeth Willes

                                   EXHIBIT A

                              CONSENT TO SUBLEASE

                                   (ATTACHED)

                              CONSENT TO SUBLEASE

This CONSENT TO SUBLEASE (Consent) is made to be effective on March 14, 2000, (the "Effective Date") by and between ZITEL CORPORATION (as "Tenant" and/or "Sublessor"), whose present address is 47211 Bayside Parkway, Fremont, California, DAZZLE MULTIMEDIA, INC. (as "Sublessee") whose current address is 45778 Northport Loop West, Fremont, CA, and RENCO INVESTMENT COMPANY (as "Landlord") whose current address is 1285 Oakmead Parkway, Sunnyvale, California, who agree as follows:

THIS CONSENT IS MADE WITH REFERENCE TO THE FOLLOWING FACTS:

A. Landlord and Tenant entered into a lease dated as of February 16, 1995, (the "Lease Agreement") for the following described space (the "Leased Premises"):

                             47211 Bayside Parkway
                              Fremont, California

B. Tenant and Sublessee have entered into that certain sublease dated March 3, 2000. By the terms of the Sublease, Tenant shall sublease to Sublessee and Sublessee shall sublease from Tenant a portion of the Leased Premises, as more particularly described in the Sublease (the "Subleased Premises").

C. Sublessee desires to sublease the Leased Premises from Tenant and to assume all the obligations of Tenant under the existing Lease Agreement but only as provided in the Sublease and only in so far as they relate to the Sublease Premises as of the Effective Date first above set forth.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES OF THE PARTIES HEREIN CONTAINED, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Assumption Of Obligations By Tenant: Tenant and Sublessee represent and warrant that (a) they have entered into the Sublease for the Subleased Premises, subject to this consent being signed by the Landlord, (b) the Sublease provides that Sublessee has assumed, for the benefit of Tenant, all obligations of Tenant under the terms of the Lease Agreement but only as provided in the Sublease and only in so far as they relate to the Subleased Premises and has agreed to be liable for and to perform all obligations under the terms of the Lease Agreement but only as provided in the Sublease and only in so far as they relate to the Subleased Premises for the benefit of Landlord as if Sublessee were the original tenant under the Lease Agreement. As such, upon full execution of this Agreement, Sublessee assumes all obligations of Tenant under the Lease Agreement but only as provided in the Sublease and only in so far as they relate to the Subleased Premises for the benefit of Tenant. If Tenant fails to timely surrender the Leased Premises to Landlord in good condition and repair and in the condition required by the terms of the Lease Agreement at the expiration or earlier termination of the Lease Agreement, Tenant shall be liable to Landlord for all damages sustained by Landlord, including, but not limited to, loss of rental income, construction and remodeling costs, attorney's fees and court costs resulting from or in connection with Tenant's failure to timely vacate and

Consent To Sublease
Page 2

surrender the Leased Premises to Landlord in the condition provided for in the Lease Agreement as of the effective expiration or termination date of the Lease Agreement.

2. Landlord's Consent: Landlord hereby agrees to permit Tenant to sublease the Leased Premises to Sublessee. Landlord's consent shall in no way void or alter any of the terms of the Lease Agreement nor shall this consent alter or diminish, in any way, Tenant's obligations to Landlord. Sublessee's occupancy of the Leased Premises shall be subject and subordinate to the Lease Agreement. Landlord has not reviewed the terms of the Sublease nor any other agreement between Tenant and Sublessee, and Landlord shall not be bound by any agreement other than the terms of the Lease Agreement between Landlord and Tenant and this Consent. Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease Agreement between Landlord and Tenant. Landlord's consent to the sublease shall in no way obligate Landlord to any further consents or agreements with Tenant and/or Sublessee. Landlord does not waive enforcement of any terms of the Lease between Landlord and Tenant including but not limited to the rights of Landlord regarding construction of improvements in the Leased Premises and this Consent does not grant Tenant or Sublessee any right to alter the Leased Premises.

3. Landlord's Default Options. It is agreed by all parties hereto that, in the event a default occurs under the Lease Agreement, beyond any applicable cure period that applies to such default, then, regardless of anything to the contrary contained in the Sublease, Landlord may at its sole option elect any one or more of the following:

     (a) pursue any right contained in the Lease Agreement or under applicable law, including without limitation, the termination of the Lease Agreement and, in such event, the Sublease shall automatically terminate simultaneously with the Lease Agreement.

     (b) elect that Sublessee become an assignee of all of Tenant's rights and obligations under the Lease Agreement (whether arising before or after such assignment), provided, however, that the Base Monthly Rent and Additional Rent (as defined in the Lease Agreement) shall automatically become the greater of
(i) the Base Monthly Rent and Additional Rent as stated in the Lease Agreement, or (ii) the Base Monthly Rent and Additional Rent as stated in the Sublease. Landlord shall not, in any event, nor under any circumstance, be responsible or liable to Sublessee for (i) the return of any security deposit paid by Sublessee to Tenant, nor shall Sublessee be given credit for any prepaid rental or other monetary consideration paid by Sublessee to Tenant under said Sublease; (ii) any other claim or damage of any kind or nature whatsoever by reason of or in connection with Landlord's election; and/or (iii) any default of Tenant under the Sublease.

4. Assignment of Rights and Interest in Sublease: In consideration of Landlord's consent to the Sublease, Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under the Lease Agreement, all rent and income payable to Tenant under the Sublease. Therefore, Landlord may collect all payments due under the Sublease and apply such payments towards Tenant's

Consent To Sublease
Page 3

obligations under the Lease. Landlord requires that the security deposit paid by Sublessee to Tenant in the amount of One Hundred Twenty One Thousand One Hundred Eleven Dollars and 20/100ths ($121,111.20) be paid by Tenant to Landlord, and Landlord shall hold such amount as an additional Security Deposit under the terms of the Lease Agreement, but depositing such funds with Landlord shall not relieve Tenant of its obligation to return Sublessee's Security Deposit under the terms of the Sublease. Tenant and Sublessee agree to pay all rent and income payable to Tenant under the Sublease to Landlord upon demand without further consent of Tenant and Sublessee required; provided, however, that until demand by Landlord, Tenant shall have the right to collect such payments. Tenant hereby irrevocably authorizes and directs Sublessee, upon receipt of a written notice from Landlord, to pay to Landlord the payments due and to become due under the Sublease. Tenant agrees that Sublessee shall have the right to rely on any such statement and request from Landlord, and that Sublessee shall pay such rents to Landlord without any obligation or right to inquire as to whether any default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against Sublessee or Landlord for any such payments so paid by Sublessee to Landlord.
It is further agreed between the parties hereto that neither Tenant's assignment of such rent and income, nor Landlord's acceptance of any payment of rental or other sum due by Sublessee to tenant under said Sublease, whether payable directly to Landlord or endorsed to Landlord by Tenant, shall in any way nor in any event be construed as creating a direct contractual relationship between Landlord and Sublessee, unless the parties expressly so agree in writing and such acceptance shall be deemed to be an accommodation by landlord to, and for the convenience of Tenant and Sublessee. Except as expressly set forth herein, any direct contractual agreement between Landlord and Sublessee must be in writing.

5. Delivery Required: This Consent to Sublease shall only be effective, and Landlord's consent to the Sublease given, when this Consent is executed by Landlord, Tenant, Sublessee, and all guarantors, as applicable, and returned to Landlord.

6. Attorneys' Fees: If any party commences an action against any of the parties arising out of or in connection with this Consent, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs of suit.

7. Excess Rentals: Concurrently with the execution and delivery of a copy of this Consent to Landlord (and prior to Landlord being required to execute this Consent), Tenant shall deliver to Landlord itemized calculations of the Sublease rent and the Lease Agreement rent, specifying what excess rents are to be due to Landlord pursuant to the profit sharing provisions of the Lease Agreement. Such document shall be executed by Tenant and Sublessee. All excess rent due Landlord shall be due and payable on or before the first of each month.

IN WITNESS WHEREOF, Landlord, Tenant, Sublessee and Guarantors, as applicable, have executed this Consent on the respective dates below set forth to be effective as of the Effective Date first above set forth.

Consent To Sublease
Page 4

AS LANDLORD:                            AS TENANT:
RENCO INVESTMENT COMPANY                ZITEL CORPORATION


By: /s/ Richard T. Peery                By: /s/ Anna M. McCann
   -----------------------------           -----------------------------
Title: Trustee, UTA  dated 7/20/77      Title: CFO
(Richard T. Perry Separate
 Property Trust)

By: /s/ William N. Neisig               By: /s/ [Signature Illegible]
   -----------------------------           -----------------------------
Title: President, Riverside             Title: CEO
       Interest, Inc.
                                        Dated: 3/16/00

AS SUBLESSEE:
DAZZLE MULTIMEDIA, INC.

By: /s/ Wasim Malik
   -----------------------------
Title: Director of Operations

By: /s/ Sajid Sonail
   -----------------------------
Title: CEO
Dated: 3/16/00

                                    SUBLEASE

        THIS SUBLEASE ("Sublease"), dated March 3, 2000 for reference purposes only, is entered into by and between ZITEL CORPORATION, a California corporation ("Sublandlord"), and DAZZLE MULTIMEDIA, INC., a California corporation ("Subtenant").

                                    RECITALS

        A. Sublandlord leases certain premises consisting of approximately 67,536 square feet in an industrial building, located at 47211 Bayside Parkway, Fremont, California, pursuant to that certain Industrial Space Lease dated February 16, 1995, between Renco Investment Company, as landlord (the "Master Landlord") and Sublandlord, as tenant, together with the First Addendum thereto, and as amended by that certain First Amendment to Lease dated September 1, 1997 (as amended or otherwise modified from time to time, the "Master Lease"), a copy of which is attached as Exhibit A, as more particularly described therein (the "Premises"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.

        B. Sublandlord desires to sublease a portion of the Premises (the "Sublease Premises") consisting of approximately 38,448 rentable square feet (and for purposes hereby agreed to contain said number of square feet) to Subtenant, and Subtenant desires to sublease the Sublease Premises from Sublandlord on the terms and provisions hereof. The Sublease Premises are more particularly shown on the layout attached hereto as Exhibit B-1.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

                                   AGREEMENT

        1. PREMISES. On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.

        2. TERM. This Sublease shall commence on April 16, 2000 (the "Commencement Date"), provided Sublandlord has theretofore obtained the consent of Master Landlord, and shall expire March 31, 2003, unless sooner terminated pursuant to any provision hereof.

        3. POSSESSION. If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant. If the Commencement Date shall not have occurred by June 1, 2000, Subtenant shall have the right to terminate this Sublease upon written notice to Sublandlord. Notwithstanding the foregoing, Subtenant may access the Sublease Premises commencing on March 20, 2000 until April 13, 2000 ("Early Access Period"), during the hours of 8 a.m. to 5 p.m. on weekdays only (or at any time following Sublandlord vacating the Sublease Premises prior to the Commencement Date) for purposes of installing furniture, fixtures and equipment and other improvements (as set forth below) only, provided that Subtenant shall comply with all other provisions of this Sublease other than the payment of Rent, including, without limitation, the insurance requirements contained herein. During the Early Access Period, Subtenant may install partitioning, modify the electrical circuits, and install data and telephone cabling, provided such installations and modifications do not interfere with or disrupt Sublandlord's operations in the Sublease Premises. In addition, Subtenant may perform minor construction (such as installation of doors) in the Sublease Premises during the Early Access Period, provided such construction does not interfere with or disrupt Sublandlord's operations in the Sublease Premises, and provided that Subtenant obtains Sublandlord's and Master Landlord's prior written consent pursuant to the terms of this Sublease and the Master Lease.

        4.      RENT.

                (a) Commencing on the Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent, consisting of Base Rent and Additional Rent as defined below (collectively referred to herein as "Rent") to Sublandlord in the following amounts:

                        (i) Base Rent. Subtenant shall pay to Sublandlord monthly base rent as follows ("Base Rent"):


                    Dates                           Monthly Base Rent
                    -----                           -----------------
               4/16/00 - 3/31/01                       $30,758.40
               4/1/01 - 3/31/02                        $38,448.00
               4/1/02 - 3/31/03                        $40,370.40

                        (ii) Additional Rent. In addition to Base Rent, Subtenant shall also pay to Sublandlord, all Subtenant's Proportionate Share (defined below) of Property Operating Expenses (as that term is defined in Section 13.12 of the Master Lease) and all other costs payable by Sublandlord under the Master Lease ("Additional Rent"). Additional Rent shall be payable to Sublandlord as and when payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord. "Subtenant's Proportionate Share" shall mean, for the first twelve (12) months of the Sublease term, 35.54% (as to all Property Operating Expenses other than gas, electric and water which shall be 56.93% at all times), and thereafter shall mean 56.93%. Subtenant shall further pay to Sublandlord as Additional Rent, Subtenant's Proportionate Share of any costs and expenses for utilities or maintenance which are paid for directly by Sublandlord.

                        (iii) Payment of Rent. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 14, below.

                (b) Subtenant recognizes that late payment of any Rent will result in administrative expenses to Sublandlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if any Rent shall remain unpaid for four (4) calendar days after Subtenant's receipt of written notice, the amount of such Rent shall be increased by a late charge to be paid to Sublandlord by Subtenant in an amount equal to five percent (5%) of the amount of the delinquent Rent. In addition, if any Rent remains delinquent for a period in excess of four (4) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from the fifth day at the then maximum rate of interest not prohibited or made usurious by law until paid.

          (c) Upon execution of this Sublease, Subtenant shall pay to Sublandlord the sum of Thirty Thousand Seven Hundred Fifty-Eight Dollars and 40/100 ($30,758.40), representing the first month's Base Rent. In the event the first month of the Sublease term is less than a full month, any excess from such amount shall be applied to the next month's Base Rent.

          (d) In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Sublease Premises or any portion thereof.

     5.   SECURITY DEPOSIT.

          (a) Upon execution of this Sublease, Subtenant shall pay to Sublandlord the sum of One Hundred Twenty One Thousand One Hundred Eleven Dollars and 20/100 ($121,111.20) as a security deposit ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder and provided all applicable notice and cure periods provided in this Sublease or incorporated through the Master Lease have expired. Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten
(10) days after Sublandlord's written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises.

          (b) In the event the Sublease Guaranty (as defined in Section 22 of this Sublease) is terminated pursuant to clause (c) of the last sentence of
Section 3 of the Sublease Guaranty, Subtenant shall increase the amount of the Security Deposit by an amount equal to nine (9) months of the then applicable Base Monthly Rent (the "Additional Security Deposit"). Failure to so increase the Security Deposit within seven (7) days after notice from Sublandlord shall be a default under this Sublease. The Additional Security Deposit shall be deemed part of the Security Deposit and held by Sublandlord in accordance with the terms hereof. If Subtenant thereafter either (1) completes an initial public offering of shares of Tenant's stock on a recognized national stock market or (2) delivers to Sublandlord a sublease guaranty in the same form attached hereto as Exhibit C executed by a guarantor with sufficient financial strength to guaranty the Sublease obligations (as determined by Sublandlord in its reasonable discretion), then such Additional Security Deposit shall be returned to Subtenant within ten (10) days after notice from Subtenant to Sublandlord of such event.

     6. ASSIGNMENT AND SUBLETTING. Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord's consent thereto (which shall not be unreasonably withheld) pursuant to the terms of Article 7 of the Master Lease (as incorporated herein) and the consent of Master Landlord, pursuant to the terms of Article 7 of the Master Lease. Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant of its obligations hereunder.

     7. CONDITION OF PREMISES. Subtenant has used due diligence in inspecting the Sublease Premises and, except as provided in this Section 7, agrees to accept the Sublease Premises in "as-is" condition and with all faults without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant's occupancy. Prior to the Commencement Date, Sublandlord shall (1) touch up the paint on the interior walls of the Sublease Premises as needed (as determined by Sublandlord in its reasonable discretion), (2) clean the carpeting and tile floors, (3) clean the entire Sublease Premises one time using a janitorial service, (4) ensure that the HVAC systems are in good working order, and (5) ensure that all doors within the Sublease Premises are in good working order.

     8. USE. Subtenant may use the Sublease Premises only for the purposes as allowed in the Master Lease, and for no other purpose, subject to the terms of Paragraph 4.2 of the Master Lease, as incorporated herein. Subtenant shall promptly comply with the requirements set forth in Paragraph 4.7 of the Master Lease, as incorporated herein, as to the Sublease Premises. Subtenant agrees that, since some of the building systems located at the Sublease Premises will not be separate, it will notify the other subtenant of the Premises three (3) business days prior to the making of any alterations or improvements that may interrupt building services such as, but not limited to, electrical service, lighting, fire suppression systems. To the extent Subtenant desires access to Building systems outside the Sublease Premises for purposes maintaining such systems serving the Sublease Premises, Subtenant shall coordinate such access directly with the other tenants in the Building. Notwithstanding anything to the contrary contain herein or incorporated by reference, Subtenant shall have no responsibility or liability for the remediation of Hazardous Materials present on or under the Sublease Premises which Hazardous Materials existed on the Sublease Premises as of the date the Sublease Premises are delivered to Subtenant.

     9. PARKING. Subtenant shall have use of the parking areas outlined on Exhibit B-2 attached hereto, subject to the terms of the Master Lease.

     10. SIGNAGE. Subtenant shall be entitled to signage for the Sublease Premises in the location shown on Exhibit B-2 (and any additional signage approved by Sublandlord and Master Landlord in accordance with the terms of Paragraph 4.6 of the Master Lease), all of which signage shall be installed in accordance with the terms of the Master Lease and all requirements and restrictions imposed by the City of Fremont and Bayside Technology Park (including covenants, conditions and restrictions of record).

     11.  INCORPORATION OF SUBLEASE.

          (a) All of the terms and provisions of the Master Lease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, Sublandlord being substituted for the "Lessor" in the Master Lease, and Subtenant being substituted for the "Lessee" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Leased Premises," the same shall mean the Sublease Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease.

          (b) The following are not incorporated herein: Paragraphs 1.1(A) through (K), (N), (R), (S), Paragraphs 2.3, 2.4, 2.5, 2.6, 2.7, 3.1, 3.4, 3.7,
5.2, 8.2 and 14.2 of the Master Lease, Sections 2.6 and 4.6 of the First Addendum to Lease, and the First Amendment to Lease dated September 15, 1997.

          (c) Subtenant hereby assumes and agrees to perform for Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations with respect to the Sublease Premises under the Master Lease, except Sublandlord's obligation to pay Base Monthly Rent under the Master Lease and except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.

     12. INSURANCE. Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease with respect to the Sublease Premises. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to Subtenant's (or its agent's employees' or contractors') entry into the Sublease Premises pursuant to Section 3 above or the Commencement Date, whichever is earlier.

     13.  DEFAULT.    In Addition to defaults contained in the Master Lease,
failure of Subtenant to make any payment of Rent within three (3) days after written notice from Sublandlord that such Rent is past due shall constitute an event of default hereunder.

     14.  NOTICES.    The addresses specified in the Master Lease for receipt
of notices to each of the parties are deleted and replaced with the following:

               TO SUBLANDLORD AT:       Zitel Corporation
                                        46832 Lakeview Boulevard

                                              Fremont, California
                                              Attn:  Chief Financial Officer


                     TO SUBTENANT AT:         the Sublease Premises
                                              Attn: Wasim Malik


     15. SUBLANDLORD'S OBLIGATIONS.

          (a) To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Premises or Building is the responsibility of Master Landlord under the Master Lease (collectively "Master Landlord Obligations"), upon Subtenant's request, Sublandlord shall make commercially reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, foundations, walls and floors, will in fact be furnished by Master Landlord and not by Sublandlord, except to the extent otherwise provided in the Master Lease. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.

          (b) Except as otherwise expressly provided in this Sublease, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations. Notwithstanding the foregoing, subject to Subtenant's obligation to reimburse Sublandlord, (1) Sublandlord shall arrange for gas and electricity to the Sublease Premises and (2) Sublandlord shall maintain the Building gas lines, electrical system and water piping systems outside of the Sublease Premises, and any other building systems outside of the Sublease Premises which are not separated to serve exclusively the Sublease Premises, provided that Sublandlord shall have no responsibility for repairing damage to such systems caused by the negligence or willful misconduct of Subtenant. Any such damage shall be promptly repaired by Subtenant at its sole cost and expense. Subtenant shall reimburse Sublandlord for the cost of all services, maintenance and repair provided by Sublandlord as Additional Rent as provided in Section 4(a)(ii) above.

          (c) Except to the extent caused by Sublandlord's gross negligence or willful misconduct, Sublandlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services,
(ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the control of Sublandlord, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Sublease Premises or the Building.

        16. Early Termination of Sublease. If, without the fault of Sublandlord, the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion, provided that Sublandlord shall not negotiate an early termination of the Master Lease. Sublandlord shall not modify the Master Lease in any manner which affects the Sublease Premises or Subtenant's obligations hereunder, without first obtaining Subtenant's consent, which consent shall not be unreasonably withheld.

        17. Consent of Master Landlord and Sublandlord. If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

        18. Indemnity. Subtenant shall defend with competent counsel satisfactory to Sublandlord any claims made or legal actions filed or threatened against Sublandlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Subleased Premises or resulting from Subtenant's use or occupancy of the Subleased Premises, the Building or the Outside Areas, or resulting from Subtenant's activities in or about the Sublease Premises, the Building, the Outside Areas or the Property, and Subtenant shall indemnify and hold Sublandlord, Sublandlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Sublandlord. This indemnity agreement shall survive the expiration or sooner termination of this Sublease.

        19. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the Transactions contemplated herein, except Chip Sutherland and Paul Lyles of CB Richard Ellis (on behalf of Subtenant) and Rick Bell of Cornish & Carey Commercial (on behalf of Sublandlord) ("Broker"). Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

        20. Surrender of Premises. Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Sublease Premises in substantially the same condition as they were in on the Commencement Date, except for ordinary wear and tear. Subtenant shall also remove any alterations to the Sublease Premises made by Subtenant during the term of the Sublease and restore the Sublease Premises to their condition prior to the making of such alterations if Master Landlord requires such removal and restoration. Subtenant shall have no obligation to remove any alterations made to the Sublease Premises by Sublandlord prior to the Commencement Date.

     21. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

     22. SUBLEASE GUARANTY. Concurrently herewith, Subtenant shall cause SCM Microsystems, Inc. ("Guarantor") to execute and deliver to Sublandlord a sublease guaranty in the form attached hereto as Exhibit C (the "Sublease Guaranty"). Delivery of such Sublease Guaranty fully executed by Guarantor shall be a condition precedent to the effectiveness of this Sublease and the parties rights and obligations hereunder.

     23. COUNTERPARTS. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     24. MUTUAL WAIVER OF SUBROGATION. The waiver of subrogation provision set forth in Paragraph 9.3 of the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord (by reason of its consent to hereto).

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

SUBLANDLORD:                            SUBTENANT:

Zitel Corporation, a California         Dazzle Multimedia, Inc., a California
corporation                             corporation

By:  /s/ Anna M. McCann                 By:  /s/ Wasim Malik
   -------------------------------         -------------------------------

Its: CFO                                Its: Director of Operations
    ------------------------------          ------------------------------

                           CONSENT OF MASTER LANDLORD

     RENCO INVESTMENT COMPANY, the Master Landlord under the Master Lease, hereby consents to the Sublease attached hereto, and all of the terms and conditions contained therein. By consenting to the Sublease, Master Landlord agrees that the waiver of subrogation and releases set forth in Paragraph 9.3 of the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublandlord, Subtenant and Master Landlord.

RENCO INVESTMENT COMPANY

By:
   -------------------------------
Its:
    ------------------------------
Date:
     -----------------------------

                                  EXHIBIT B-1

                               SUBLEASE PREMISES


                                   [DIAGRAM]


                               SUBLEASED PREMISES
                                (38,448 SQ. FT.)

                                  EXHIBIT B-2

                              PARKING AND SIGNAGE

                               [PARKING DIAGRAM]

                                   EXHIBIT C

                               SUBLEASE GUARANTY

        IN CONSIDERATION OF, and as an inducement to, ZITEL CORPORATION, a California corporation ("Sublandlord"), to enter into that certain Sublease dated of even date herewith (the "Sublease") with DAZZLE MULTIMEDIA, INC., a California corporation ("Subtenant"), with respect to that certain building located at 47211 Bayside Parkway, Fremont, California (the "Premises"), the undersigned Guarantor has executed and delivered this Guaranty as of this 3rd day of March, 2000. Guarantor acknowledges that the current Subtenant under the Sublease is a majority-owned subsidiary of Guarantor, that Sublandlord would not enter into the Sublease without this Guaranty, that without this Guaranty Sublandlord could elect not to enter into the Sublease, and that entering into the Sublease is in the best interests of Subtenant and will benefit Subtenant and therefore that Guarantor will benefit from Sublandlord's entering into the Sublease with Subtenant.

        1. Guarantor hereby guarantees to Sublandlord, its successors and assigns the full and prompt payment of the rent and all other sums and charges payable by Subtenant, its successors and assigns, under the Sublease accruing during the initial Sublease term, and further hereby guarantees the full and timely performance of all the covenants, terms, conditions and agreements therein provided to be performed or observed by Subtenant, its successors and assigns during the initial Sublease term. Guarantor hereby covenants and agrees to and with Sublandlord, its successors and assigns, that if default shall at any time during the initial Sublease term be made by Subtenant, its successors and assigns, in the payment of any such rent and any and all such other sums and charges, or in the performance and observance of any of the covenants, terms, conditions or agreements contained in the Sublease, Guarantor shall, within four (4) business days after notice to Guarantor, forthwith pay such rent and other sums and charges, and any arrears thereof, to Sublandlord, its successors and assigns, and shall forthwith faithfully perform and fulfill all of such terms, covenants, conditions and agreements, or, with respect to non-monetary defaults only, if the cure of such defaults cannot reasonably be accomplished within such four (4) business day period, Guarantor shall (within such period) commence the cure and shall diligently pursue such cure to completion. Guarantor shall also forthwith pay to Sublandlord all reasonably attorneys' fees and disbursements payable by Subtenant under the Sublease or incurred by Sublandlord in the enforcement of this Guaranty.

        2. This Guaranty is an absolute and unconditional guaranty of payment and of performance. The obligations of Guarantor are independent of the obligations of Subtenant. This Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceedings on Sublandlord's part of any kind or nature whatsoever against Subtenant, its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, except as specifically provided above or in the Sublease, or any notice of acceptance of this Guaranty, or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in nowise be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Sublandlord against Subtenant, or against Subtenant's successors and assigns, of any of the rights or remedies reserved to Sublandlord pursuant to the provisions of the Sublease or by relief of Subtenant from any of Subtenant's obligations under the Sublease or otherwise by (a) the release or discharge of Subtenant's in any creditors' proceedings, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Subtenant or the estate of Subtenant in bankruptcy, or of any remedy for the enforcement of Subtenant's liability under the Sublease, resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision in any court, or (c) the rejection or disaffirmance of the Sublease in any such proceedings.

     3. This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or extension of the Sublease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Sublease, or by reason of any extension of time that may be granted by Sublandlord to Subtenant, its successors or assigns or a changed or different use of the Premises consented to in writing by Sublandlord, or by reason of any dealings or transactions or matters or things occurring between Sublandlord and Subtenant, its successors or assigns, whether or not notice thereof is given to Guarantor. Notwithstanding the foregoing, this Guaranty shall terminate and be of no further force or effect after the occurrence of any of the following: (a) an initial public offering of shares of Tenant's stock on a recognized national stock market; or
(b) more than fifty percent (50%) of the stock of Subtenant is acquired by a third party and such third party executes a sublease guaranty in the same form as this Guaranty; or (c) Guarantor ceases to own twenty percent (20%) or more of the issued shares of Subtenant, provided however, in the event of a termination as set forth in the foregoing clause (c) Subtenant shall be required to increase the Security Deposit as set forth in Section 5(b) of the Sublease.

     4. Sublandlord's consent to any assignment or assignments, and successive assignments by Subtenant and Subtenant's assigns of the Sublease, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability as Guarantor.

     5. The assignment by Sublandlord of the Sublease and/or the avails and proceeds thereof made either with or without notice to Guarantor shall in no manner whatsoever release Guarantor from any liability as Guarantor. Sublandlord may without notice to Guarantor assign this Guaranty.

     6. All of Sublandlord's rights and remedies under the Sublease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligation of Guarantor hereunder shall not be released by Sublandlord's receipt, application or release of security given for the performance and observance of covenants and conditions required to be performed and observed by Subtenant under the Sublease, nor shall Guarantor be released by the maintenance of or execution upon any lien which Sublandlord may have or assert against Subtenant and/or Subtenant's assets.

     7. Until all the covenants and conditions in the Sublease on Subtenant's part to be performed and observed are fully performed and observed, Guarantor
(a) shall have no right of subrogation against Subtenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder, and (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Subtenant by reason for any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder.

     8. Notices to Guarantor shall be sent to address set forth below beside Guarantor's signature. This provision does not affect any right to serve process upon Guarantor in any other manner permitted by law.

     9. Guarantor hereby agrees that this Guaranty shall be governed by the laws of the State of California, and that, except as provided in the immediately succeeding sentence, any and all disputes arising out of or in connection with this Guaranty shall be litigated only in the courts of the County of Alameda, California (and, except as provided in the immediately succeeding sentence, no other), and Guarantor hereby consents to the jurisdiction of the courts of such county. Notwithstanding the foregoing, Guarantor agrees that Sublandlord may at its sole option and discretion commence an action arising out of or in connection with this Guaranty in any other court in the State of California, and Guarantor hereby consents to the jurisdiction of any such other court.

     10. All notices and demands which Sublandlord may in its sole discretion elect to give to Guarantor, shall be in writing and shall comply with the procedures set forth in the Sublease and addressed as set forth below.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date set forth below.

Address for Notices and Service:             GUARANTOR:

SCM MICROSYSTEMS, INC.                       SCM MICROSYSTEMS, INC.
160 KNOWLES DR.                              a
LOS GATOS, CA                                 ________________________________
Attention:
          -------------------------
Facsimile No. (408) 370-4880                 By: /s/ Andrew Warner
              ---------------------              -------------------------------
                                             Its: CFO
                                                 -------------------------------